Exhibit 99.1

Zymeworks Files Preliminary Prospectus Supplements for Offering of Common

Shares and Pre-Funded Warrants

VANCOUVER, British Columbia—(BUSINESS WIRE)—January 21, 2020—Zymeworks Inc. (NYSE: ZYME) (“Zymeworks” or the “Company”), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, has today filed a preliminary prospectus supplement (the “Canadian Supplement”) to its Canadian short form base shelf prospectus dated November 18, 2019 (the “Base Prospectus”) in connection with an offering of its common shares and, in lieu of common shares to a certain investor, pre-funded warrants to purchase its common shares (the “Offering”). The Canadian Supplement was filed with the securities regulatory authorities in each of the provinces and territories of Canada. A preliminary prospectus supplement (the “U.S. Supplement,” together with the Canadian Supplement, the “Supplements”) was also filed with the U.S. Securities and Exchange Commission (the “SEC”) as part of an automatic shelf registration statement on Form S-3ASR, including a prospectus dated November 5, 2019 (the “Registration Statement”) which has been filed with the SEC and was automatically declared effective, pursuant to which the securities will be offered in the United States.

The Company also expects to grant to the underwriters a 30-day over-allotment option to purchase up to an additional 15% of the number of common shares offered in the Offering. The Offering is expected to be priced in the context of the market, with the final terms of the Offering to be determined at the time of pricing. There can be no assurance as to whether or when the Offering may be completed, or as to the actual size or terms of the Offering. The closing of the Offering will be subject to customary closing conditions, including the listing of the common shares on the NYSE and any required approvals of the exchange. The pre-funded warrants will not be listed on the NYSE.

The Offering is expected to raise total gross proceeds of approximately US$200.0 million, before deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds of the Offering (i) to accelerate and expand the global development of ZW25 both as a single agent and in combination with other anti-cancer agents in a variety of HER2-expressing tumors, including gastroesophageal, biliary tract, breast and other underserved cancers; (ii) to accelerate and expand the clinical development of ZW49; (iii) to advance other novel preclinical programs, including those involving non-HER2-expressing tumors; and (iv) for general corporate purposes.

J.P. Morgan Securities LLC and Citigroup Global Markets Canada Inc. are acting as active bookrunners for the Offering. Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities Canada, Ltd. are acting as bookrunners, and Raymond James Ltd. is acting as lead manager.

The Supplements and the Registration Statement contain important detailed information about the Offering. A copy of the Canadian Supplement can be found on SEDAR at www.sedar.com and www.sec.gov, and a copy of the U.S. Supplement and the related Registration Statement can be found on EDGAR at www.sec.gov. Copies of the Supplements may also be obtained from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204; Citigroup Global Markets Canada Inc., Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146; Stifel, Nicolaus & Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at (415) 364-2720, or by email at syndprospectus @stifel.com; or Wells Fargo Securities Canada, Ltd., Attention: Equity Syndicate Department, 30 Hudson Yards, 500 West 33rd Street, New York, NY 10001, by telephone at (800) 326-5897, or by email at cmclientsupport@wellsfargo.com. Prospective investors should read the Supplements and the Registration Statement before making an investment decision.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any province, state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such province, state or jurisdiction.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, ZW25, is a novel Azymetric™ bispecific antibody currently in Phase 2 clinical development. Zymeworks’ second clinical candidate, ZW49, is a bispecific antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of ZW25 with Zymeworks’ proprietary ZymeLink™ cytotoxic payload. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with nine biopharmaceutical companies.

Cautionary Note Regarding Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include statements that relate to the Offering, the anticipated size of the Offering, the granting of the over-allotment option, the anticipated use of proceeds from the Offering, and other information that is not historical information. When used herein, words such as “advance”, “believe”, “may”, “plan”, “will”, “estimate”, “anticipate”, “intend” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in the Base Prospectus, the Registration Statement, the Supplements and Zymeworks’ Quarterly Report on Form 10-Q for the three month period ended September 30, 2019 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. You should not place undue reliance on forward- looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Tiffany Tolmie

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Kavita Shah, Ph.D.

(604) 678-1388

media@zymeworks.com